SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC  20549


               __________________________________

                    AMENDMENT NO. 3 to
                         FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



          Date of Original Form 8-K Report:  March 16, 1998
          Date of Amendment No. 1:  March 19, 1998
          Date of Amendment No. 2:  March 31, 1998
          Date of Amendment No. 3:  April 7, 1998

                    TRIGEN ENERGY CORPORATION


Delaware            1-13264                  13-3378939
---------------     -------------------      ------------------
State of            Commission File No.      IRS Employer ID
Incorporation

One Water Street
White Plains, NY                             10601
-----------------------                      -------------
Address of Principal                         Zip Code
Executive Offices

                         914-286-6600
                       -------------------
                    Registrant's telephone number

Item 4.   Change in Registrant's Certifying Accountant

     On Tuesday, March 31, 1998, Trigen Energy Corporation (the "Company") filed an Amendment No. 2 to Form 8-K Report, File No. 1-13264, to confirm that the information submitted in such Form 8-K report regarding the change in the Company's Certifying Accountant was still accurate as of March 31, 1998.

     Attached hereto as Exhibit A is a copy of the letter to the Securities and Exchange Commission, dated April 1, 1998, which KPMG Peat Marwick LLP has furnished to us for filing herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 3 to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRIGEN ENERGY CORPORATION


Date: April 7, 1998           By: /s/Richard E. Kessel
                                 ---------------------------
                                   Richard E. Kessel,
                                   Executive Vice President

                                        EXHIBIT A

(LOGO)
KPMG Peat Marwick LLP
Stamford Square               Telephone 203 356 9800   Telefax 203 967 3503
3001 Summer Street
Stamford, CT  06905

April 1, 1998



Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously engaged as principal accountant to audit the consolidated financial statements of Trigen Energy Corporation and subsidiaries. We reported on the consolidated financial statements of Trigen Energy Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997. On March 16, 1998, we were notified that we would not be engaged to audit the consolidated financial statements of Trigen Energy Corporation and subsidiaries as of and for the year ended December 31, 1998. We have read Trigen Energy Corporation's statements included under
Item 4 of Amendment No. 2 to Form 8-K dated March 31, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with Trigen Energy Corporation's stated reason for not engaging us to audit its financial statements as of and for the year ended December 31, 1998 or Trigen Energy Corporation's statement that the change was approved by the Audit Committee.


Very truly yours,

/s/  KPMG Peat Marwick LLP